EXHIBIT (n)

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm" and “Financial Statements" in the Statement of Additional Information, each dated April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023, and each of which are part of the Registration Statement (Form N-2, File No. 333-257996) of the Neuberger Berman High Yield Strategies Fund Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 20, 2017 and December 23, 2022, with respect to the financial statements and financial highlights of Neuberger Berman High Yield Strategies Fund Inc. included in the Annual Reports to Shareholders (Form N-CSR) for the years ended October 31, 2017 and October 31, 2022, respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Boston, Massachusetts
April 28, 2023